RADIENT PHAMACEUTICALS CORPORATION

This Consulting Agreement (“Agreement”) is made by and with Cantone Asset Management, LLC, an independent consultant, principally doing business at 439 Wrighter Lake Road, P.O. Box 43, Thompson, Pennsylvania 18465 (“Consultant”), and Radient Pharmaceuticals Corporation (“Client”) of 2492 Walnut Avenue, Suite 100, Tustin, CA 92780. This Agreement is effective on January 1, 2011.

1.            Services. The Consultant shall provide to the Client the services set forth in accordance with the terms and conditions contained in this Agreement (“Services”). The Client is engaging the Consultant for the purpose of providing guidance and advice related to negotiating the terms of Client’s outstanding Series 1 and Series 2 Senior Notes, including but not limited to a potential (shareholder approved) debt for equity swap that may include outstanding principal and interest on the Series 1 and Series 2 Senior Notes. The Consultant shall continue providing services to assist the client with coordination with the holders of the Series 1 and Series 2 Senior Notes until they are retired or paid in full.

2.            Term. The term of this Agreement shall commence on the date written above. Subject to paragraph 8 hereof, this Agreement shall remain in force for an initial period of 12 months (the “term”).

3.            Compensation for Services Rendered

(a)           Client agrees to pay Consultant for these Services in through the issuance of 250,000 restricted shares of the Company’s common stock (the “Shares”). Client and Consultant enter into this Agreement with the understanding that this Agreement must be approved by Client’s Board of Directors, whose approval is not anticipated to be withheld. Consultant understands and agrees that the issuance of the Shares is subject to the prior listing approval of the NYSE Amex.

(b)           The Client may, solely at its discretion, reimburse the Consultant for any normal business expenses incurred in providing the Services, including, but not limited to, travel.

4.            Nature of Relationship. The Consultant is an independent contractor and shall not be deemed to be an employee of the Client for the purposes of any employee benefit programs, income tax withholding, FICA taxes, unemployment benefits or otherwise.

5.            Confidentiality.

(a)           “Confidential Information” under this Agreement includes all written material treated as proprietary or confidential by a disclosing party that, at the time of disclosure, is marked “proprietary” or “confidential” or bears a marking or legend of like import restricting its use, copying, or dissemination, or is identified as being confidential in a letter or other written communication sent to a receiving party prior to or contemporaneously with disclosure to such receiving party. Any such information that is another form when disclosed, such as oral or visual, shall be treated as Confidential Information only if and to the extent the disclosing party creates a written record of the disclosure by identifying the disclosure in a letter or other written communication sent to the receiving party, and delivers such written record to the receiving party promptly, but in no event more than thirty (30) days after the disclosure to the receiving party.

Only Confidential information provided by the Client to the Consultant from the effective date of this Agreement is controlled by this Agreement.

(b)           Confidential information, including but not limited to Proprietary Information, shall cease to be confidential if it: (i) is or later becomes available to the public through no breach of its Agreement by the Consultant; (ii) is obtained by the Consultant from a third party who had the legal right to disclose the information to the Consultant; (iii) is already in the possession of the Consultant as evidenced by written documentation on the date this Agreement becomes effective; or (iv) is required to be disclosed by law, government regulation, or court order.

6.            Defense and Indemnification.

(a)           If Consultant is required by judicial or administrative process to disclose Information, Consultant shall promptly notify Client and allow Client a reasonable time to oppose such process. Consultant will limit disclosure of Information to the minimum that Consultant’s legal counsel determines is necessary to comply with legal obligations.

(b)           The Client shall, at the Client's sole expense, defend the Consultant against, and indemnify and hold the Consultant harmless from any claims or suits by a third party against the Consultant, or any liabilities or judgments based thereon, arising from the Consultant’s performance of services for the Client under this Agreement

7.            Consultant’s Covenants.

The Consultant works with other Clients as an investment banker and brokerage firm. The Consultant does not anticipate a direct conflict of interest relative to the Statement of Work in this agreement. Notwithstanding the foregoing, the Client recognizes that the nature of consulting services may present conflicts of interest for the Consultant and hereby declares its expectation that the Consultant will manage such conflicts with the Consultant’s best business ethics judgment.

8.            Miscellaneous.

(a)           No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

(b)	This Agreement may not and shall not be deemed or construed to have been modified, amended, rescinded, canceled or waived in whole or in part, except by written instruments signed by the parties hereto.

(c)	The parties may not assign this Agreement to any party.

(d)	The Consultant may not subcontract any part or all of the Services to be provided without the prior written consent of the Client; however, the Consultant may use assistants approved by Client to accomplish the Services required by this Agreement.

(e)	All additions or modifications to this Agreement must be made in writing and executed by both parties.

(f)	This Agreement shall be governed by and construed in accordance with the laws of and in the State of California. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration. The arbitration will be conducted in accordance with the rules of the American Arbitration Association (the “AAA”) then in effect (“AAA Rules”) and the procedures in this document. In the event of a conflict, the provisions of this document will control. The arbitration will be conducted before a single arbitrator, and in accordance with the expedited arbitration procedures of the AAA regardless of the size of the dispute. Any issue concerning the extent to which any dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, shall be governed by the Federal Arbitration Act and resolved by the arbitrator. Unless provided otherwise in this Agreement, the arbitrators may not award damages inconsistent with the Agreement or punitive damages or any other damages not measured by the prevailing party's actual damages, and the parties expressly waive their right to obtain such damages in arbitration. In no event, even if any other portion of these provisions is held to be invalid or unenforceable, shall the arbitrators have power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

“Client”	“Consultant”

Radient Pharmaceuticals Corporations	CANTONE ASSET MANAGEMENT, LLC

By:		By:
	Akio Ariura, CFO and COO		Anthony Cantone, Managing Member

	Dated:		Dated: